Exhibit 99.1

Horizon Technology Finance Announces Monthly Distributions for January, February and March 2022 Totaling $0.30 per Share and Special Distribution for December 2021 of $0.05 per Share

Farmington, Connecticut – October 26, 2021 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon”) (the “Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries, announced today that its board of directors has declared monthly cash distributions of $0.10 per share payable in each of January, February and March 2022 and a special distribution of $0.05 per share payable in December 2021. The following table shows these monthly and special distributions, payable as set forth in the tables below, total $0.35 per share. Since its 2010 initial public offering, Horizon has paid a total of $166 million in distributions to its shareholders.

Monthly Distributions Declared in Fourth Quarter 2021

Ex-Dividend Date	Record Date	Payment Date	Amount per Share
December 16, 2021	December 17, 2021	January 14, 2022	$0.10
January 18, 2022	January 19, 2022	February 16, 2022	$0.10
February 17, 2022	February 18, 2022	March 16, 2022	$0.10
		Total:	$0.30

Special Distribution

Ex-Dividend Date	Record Date	Payment Date	Amount per Share
November 17, 2021	November 18, 2021	December 15, 2021	$0.05

When declaring distributions, the Horizon board of directors reviews estimates of taxable income available for distribution, which may differ from consolidated net income under generally accepted accounting principles due to (i) changes in unrealized appreciation and depreciation, (ii) temporary and permanent differences in income and expense recognition, and (iii) the amount of spillover income carried over from a given year for distribution in the following year. The final determination of taxable income for each tax year, as well as the tax attributes for distributions in such tax year, will be made after the close of the tax year.

Horizon maintains a “Dividend Reinvestment Plan” (“DRIP”) that provides for the reinvestment of distributions on behalf of its stockholders, unless a stockholder has elected to receive distributions in cash. As a result, if Horizon declares a distribution, its stockholders who have not “opted out” of the DRIP by the distribution record date will have their distribution automatically reinvested into additional shares of Horizon’s common stock. Horizon has the option to satisfy the share requirements of the DRIP through the issuance of new shares of common stock or through open market purchases of common stock by the DRIP plan administrator. Newly-issued shares will be valued based upon the final closing price of Horizon’s common stock on a specified valuation date for each distribution as determined by Horizon’s board of directors. Shares purchased in the open market to satisfy the DRIP requirements will be valued based upon the average price of the applicable shares purchased by the DRIP plan administrator, before any associated brokerage or other costs, which are borne by Horizon.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of HRZN is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon Technology Finance Management LLC is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located in Portland, Maine, Austin, Texas, and Reston, Virginia. To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Horizon’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819